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                                                                     Exhibit 4.2

                        THE SANTA CRUZ OPERATION, INC.

                           1993 Director Option Plan
                          (as amended November 1999)


1.   Purposes of the Director Plan.  The purposes of this 1993 Director Option
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Plan are to attract and retain the best available personnel for service as
Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

     All options granted hereunder shall be "non-statutory stock options."

2.   Definitions.  As used herein, the following definitions shall apply:
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     (a)  "Board" shall mean the Board of Directors of the Company.
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     (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.
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     (c)  "Common Stock" shall mean the Common Stock of the Company.
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     (d)  "Company" shall mean The Santa Cruz Operation, Inc., a California
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corporation.

     (e)  "Continuous Status as a Director" shall mean the absence of any
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interruption or termination of service as a Director.

     (f)  "Director" shall mean a member of the Board.
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     (g)  "Director Plan" shall mean this 1993 Director Option Plan.
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     (h)  "Employee" shall mean any person, including officers and Directors,
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employed by the Company or any Parent or Subsidiary of the Company.  The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

     (i)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as
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amended.

     (j)  "Fair Market Value" shall mean, as of any date, the value of Common
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Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

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          (ii)  If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other Source as the Board deems reliable, or;

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

     (k)  "Option" shall mean a stock option granted pursuant to the Director
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Plan.

     (l)  "Optioned Stock" shall mean the Common Stock subject to an Option.
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     (m)  "Optionee" shall mean an Outside Director who receives an Option.
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     (n)  "Outside Director" shall mean a Director who is not an Employee.
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     (o)  "Parent" shall mean a "parent corporation," whether now or hereafter
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existing, as defined in Section 424(e) of the Code.

     (p)  "Share" shall mean a share of the Common Stock, as adjusted in
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accordance with Section 10 of the Director Plan.

     (q)  "Subsidiary" shall mean a "subsidiary corporation," whether now or
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hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of
1986.

3.   Stock Subject to the Director Plan. Subject to the provisions of Section 10
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of the Director Plan, the maximum aggregate number of Shares which may be optioned and sold under the Director Plan is 1,400,000 Shares (the "Pool") of Common Stock. The Shares may be authorized but unissued, or reacquired Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Director Plan shall have been terminated, become available for future grant under the Director Plan.

4.   Administration of and Grants of Options under the Director Plan.
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     (a)  Administrator.  Except as otherwise required herein, the Director Plan
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shall be administered by the Board.

     (b)  Procedure for Grants.  To the extent required to comply with Rule 16b-
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3(c) (ii) promulgated under the Exchange Act, the provisions set forth in this
Section 4(b) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. To such extent, all grants of Options to Outside Directors under this Director Plan shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

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           (i)   No person shall have any discretion to select which Outside
Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

           (ii) Each new Outside Director who first becomes and Outside Director on or after June 1, 1994 (other than an Outside Director who was previously a Director) shall automatically be granted an Option to purchase forty thousand (40,000) Shares upon the date on which such person first becomes and Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy (the "Initial Grant"). Each Outside Director who first became an Outside Director prior to June 1, 1994, shall be granted and Option to purchase twenty thousand (20,000) Shares on June 1, 1994 (the "Supplemental Grant").

           (iii) Each Outside Director who remains in Continuous Status as an Outside Director shall on the first day of each fiscal year of the Company automatically be granted an Option to purchase six thousand (6,000) Shares (the "Annual Grant").

           (iv) Each Outside Director who is serving as an Outside Director on June 1, 1994, shall be granted on such date an Option (the Prorated Annual Grant") to purchase two thousand (2,000) Shares. The Prorated Annual Grant shall be exercisable in full on October 1, 1994.

           (v) An Outside Director may elect to receive cash compensation in lieu of the Annual Grant or the Prorated Annual Grant. Each Outside Director who makes such an election shall receive cash compensation per Board meeting payable at a rate determined by the Board.

           (iv)  The terms of each Option granted hereunder shall be as follows:

                 (A)  The term of the Option shall be ten (10) years.

                 (B) Except as the Board otherwise determines and except as set forth in Section 8 hereof, the Option shall be exercisable only while the Outside Director remains a Director.

                 (C) The June 1, 1994, amendments to this Section 4(b) shall be subject to shareholder approval to the extent required by Section 11(a) below, and no such portion of any Option shall be exercisable prior to such shareholder approval.

                 (D) The Initial Grant and the Supplemental Grant shall become exercisable in installments cumulatively with respect to one-twentieth (1/20th) of the Optioned Stock every three months after the date of grant, so that one hundred percent (100%) of the Optioned Stock shall be exercisable five years after the date of grant.

                 (F) The per Share exercise price for Optioned Stock shall be 100% of the Fair Market Value on the date of grant.

           (vii) In the event that any Option granted under the Director Plan would cause

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the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then such Option shall be granted only to the extent of the available Shares. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Director Plan through action of the shareholders to increase the number of Shares which may be issued under the Director Plan or through cancellation or expiration of Options previously granted hereunder.

     (c)  Powers of the Board.  Subject to the provisions and restrictions of
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the Director Plan, the Board shall have the authority, in its discretion:  (i)
to determine, upon review of relevant information and in accordance with Section 2(j) of the Director Plan, the Fair Market Value of the Common Stock; (ii) to interpret the Director Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Director Plan; (iv) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (v) to make all other determinations deemed necessary or advisable for the administration of the Director Plan.

     (d)  Effect of Board's Decision.  All decisions, determinations and
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interprretations of the Board shall be final.

5.   Eligibility.  Options may be granted only to Outside Directors. All Options
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shall be automatically granted in accordance with the terms set forth in Section
4(b) hereof.

     The Director Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

6.   Term of Director Plan.  The Director Plan shall become effective upon the
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earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 16 of the Director Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Director Plan.

7.   Form of Consideration.  The consideration to be paid for the Shares to be
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issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of (i) cash, (ii) check, (iii) promissory note, (iv) other shares which (x) in the case of Share acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender not greater than the aggregate exercise price of the Shares as to which said Option shall be exercised, (v) delivery of a properly executed exercise notice together with such other documentation as the Board and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, (vi) any combination of the foregoing methods of payment, or
(vii) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law.

8.   Exercise of Option.
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     (a)  Procedure for Exercise; Rights as a Shareholder.  Any Option granted
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hereunder shall be exercisable at such times as are set forth in Section 4(b)
hereof; provided,

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however, that no Options shall be exercisable until shareholder approval of the
Director Plan in accordance with Section 16 hereof has been obtained.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7(b) of the Director Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Director Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Director Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b)  Rule 16b-3.  Options granted to Outside Directors must comply with the
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applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Director Plan transactions.

     (c)  Termination of Continuous Status as a Director.
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               (i)  With respect to Options granted prior to June 1, 1994, such
Options shall be exercisable following the termination of an Optionee's Continuous Status as a Director as follows:

                    (A)  Termination of Optionee. In the event an Optionee's
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Continuous Status as a Director terminates (other than upon the Optionee's death or total and permanent disability, as defined in Section 22(e) (3) of the Code), the Optionee may exercise his or her Option, but only within three (3) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

                    (B)  Disability of Optionee. In the event Optionee's
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Continuous Status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e) (3) of the Code), the Optionee may exercise his or her Option, but only within twelve (12) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise

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an Option at the date of termination, or if he or she does not exercise such
Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

                    (C)  Death of Optionee. In the event of an Optionee's death,
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the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it at the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option at the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

               (ii) With respect to Options granted on or after June 1, 1994, such Options shall be exercisable following the termination of an Optionee's Continuous Status as a Director as follows: In the event an Optionee's Continuous Status as a Director terminates for any reason (including the Optionee's death or disability) the Optionee may exercise his or her Option, but only within twelve (12) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee (or the Optionee's estate or a person who acquired the right to exercise such Option, as applicable) does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

9.   Non-Transferability of Options.  The Option may not be sold, pledged,
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assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

10.  Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale
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or Change of Control.
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     (a)   Changes in Capitalization.  Subject to any required action by the
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shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Director Plan but as to which no Options have yet been granted or which have been returned to the Director Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any
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convertible securities of the Company shall not be deemed to have been "effected without receipt of considerate." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an

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Option.

     (b)  Dissolution or Liquidation.  In the event of the proposed dissolution
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or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

     (c)  Change in Control.  In the event of a "Change in Control" of the
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Company, as defined in paragraph (d) below, then the following acceleration and valuation provisions shall apply:

          (i) Immediately prior to the occurrence of a Change in Control, any Options outstanding on the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested;

     (d)  Definition of "Change in Control".  For purposes of this Section 10, a
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"Change in Control" means the occurrence of any of the following:

          (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting

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power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

          (ii) The merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

          (iii) The sale or disposition by the Company of all or substantially all the Company's assets; or

          (iv) A Change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the shareholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

11.  Amendment and Termination of the Director Plan.
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     (a)  Amendment and Termination.  Except as set forth in Section 4, the
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Board may at any time amend, alter, suspend, or discontinue the Director Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain shareholder approval of any Director Plan amendment in such a manner and to such a degree as required.

     (b)  Effect of Amendment or Termination.  Any such amendment or termination
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of the Director Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Director Plan had not been amended or terminated.

12.  Time of Granting Options.  The date of grant of an Option shall, for all
     ------------------------
purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

13.  Conditions Upon Issuance of Shares.  Shares shall not be issued pursuant to
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the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

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     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provision of law.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14.  Reservation of Shares.  The Company, during the term of this Director Plan,
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will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Director Plan.

15.  Option Agreement.  Options shall be evidenced by written option agreements
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in such form as the Board shall approve.

16.  Shareholder Approval.  Continuance of the Director Plan shall be subject to
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approval by the shareholders of the Company at or prior to the first annual meeting of shareholders held subsequent to the granting of an Option hereunder. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.

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